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                        GASEL TRANSPORTATION LINES, INC.

         A. A STOCK OPTION for a total of _____ common shares, no par value, of Gasel Transportation Lines, Inc., an Ohio corporation (herein the "Company") is hereby granted to _________________________ (herein the "Optionee"), subject in all respects to the terms and provisions of the Gasel Transportation Lines, Inc. Stock Option Plan (herein the "Plan"), dated May 22, 1997, which has been adopted by the Company and which is incorporated herein by reference.

         B. The option price as determined by the Board of Directors of the Company is ___ Dollars ($_.00) per share.

         C. This Option may not be exercised if the issuance of common shares of the Company upon such exercise would constitute a violation of any applicable Federal or State securities or other law or valid regulation. The Optionee, as a condition to his exercise of this Option, shall represent to the Company that the common shares of the Company that he acquires under this Option are being acquired by him for investment and not with a present view to distribution or resale, unless counsel for the Company is then of the opinion that such a representation is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

         D. This Option may not be transferred in any manner otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

         E. This Option may not be exercised more than ten (10) years from the date of its grant, and may be exercised during such term only in accordance with the terms of the Plan.

Dated: May 22, 1997.

                        Gasel Transportation Lines, Inc.

                        By:___________________________
                           President


ATTEST:

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         The Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he is familiar with the terms and provisions thereof.

         The Optionee hereby accepts this Optionee subject to all of the terms and provisions of the Plan. The Option hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Board of Directors, upon any questions arising under the Plan. As a condition to the issuance of common shares of the Company under this Option, the Optionee agrees to remit to the Company at the time of any exercise of this Option any taxes required to be withheld by the Company under Federal, State, or Local law as a result of the exercise of this Option."

Dated: May 22, 1997.


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                                                     Optionee